Exhibit 10.1
Execution Version
Hercules Offshore, Inc.
$250,000,000 of 3.375% Convertible Senior Notes due 2038
Purchase Agreement
May 28, 2008

Goldman, Sachs & Co.,
Banc of America Securities LLC
UBS Securities LLC
As representative of the several Purchasers
named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
1000 Louisiana, Suite 1100
Houston, Texas 77002
Ladies and Gentlemen:
     Hercules Offshore, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom Goldman, Sachs & Co., Bank of America Securities LLC and UBS Securities LLC are acting as representatives (the “Representatives”), an aggregate of $250,000,000 original principal amount of the 3.375% Convertible Senior Notes due 2038 (the “Firm Securities”), convertible into shares of common stock, par value $0.01 per share (“Stock”), of the Company, and, at the election of the Purchasers, up to an aggregate of $37,500,000 additional original principal amount of the 3.375% Convertible Senior Notes due 2038 (the “Optional Securities”). The Firm Securities and the Optional Securities are collectively referred to herein as the “Securities”.
     1. The Company represents and warrants to, and agrees with, each of the Purchasers that:
(a)	A preliminary offering circular, dated May 27, 2008 (the “Preliminary Offering Circular”) has been prepared, and an offering circular, dated May 28, 2008 (the “Offering Circular”), will be prepared, in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such Circular (to the extent incorporated by reference therein) and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date (to the extent incorporated by reference therein) and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 4:45 pm (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto, does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;
(c)	Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been (i) any change in the capital stock (excluding grants of shares of restricted stock and options to employees or directors of the Company under plans existing on the date of the Preliminary Offering Circular and the issuance of shares upon exercise of outstanding stock options) or any increase in the long term debt of the Company or any of its subsidiaries or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), in each case of clauses (i) and (ii) otherwise than as set forth or contemplated in the Pricing Circular;

(d)	The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(e)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other organization in good standing under the laws of its jurisdiction of incorporation or organization;

(f)	The Company has an authorized capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non assessable and (except as otherwise set forth in the Pricing Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)	This Agreement has been duly authorized, executed and delivered by the Company;

(h)	The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and authenticated by the Trustee (as defined below), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of June 3, 2008 (the “Indenture”) between the Company and The Bank of New York Trust Company, National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(i)	Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Stock in accordance with the terms of the Securities; the Stock reserved for issuance upon conversion of the Securities has been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable, and the issuance of such Stock will not be subject to any preemptive or similar rights; and Stock issuable upon conversion of the Securities will conform in all material respects to the description of the Stock contained in the Pricing Circular and the Offering Circular;

(j)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)	Except as described in the Pricing Circular, prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(l)	The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (a) require any consent or approval, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than any consent, approval, conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, (b) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (c) assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 and their compliance with their agreements set forth therein, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties other than any violation that would not, individually or in the aggregate, have a Material Adverse Effect; and, assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 and their compliance with their agreements set forth therein, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(m)	Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or similar governing documents, (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of laws applicable to its business and operations, other than, in the case of clauses (ii) and (iii), any such default or violation that would not individually or in the aggregate have a Material Adverse Effect;

(n)	The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of the Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption “Material United States Federal Income Tax

Considerations” and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(o)	Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”), as securities which are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system;

(q)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(r)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)	Neither the Company nor any person acting on its or their behalf (other than the Purchasers, as to which no representation or warranty is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

(t)	Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(u)	The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v)	Based on the assessment by management of the Company of the effectiveness of the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) as of December 31, 2007, as described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting;

(w)	The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”) filed with the Commission; and (iii) were effective at the time of such evaluation, in all material respects, with respect to the recording, processing, summarizing and reporting, within the time periods specified in the Commission’s rules and forms, of information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as described in Item 4 of the Form 10-Q;

(x)	Ernst & Young LLP and Grant Thornton LLP, which have audited certain financial statements of the Company and its subsidiaries, are independent registered public accounting firms as required by the Act and the rules and regulations of the Commission thereunder;

(y)	Except as disclosed in the Pricing Circular, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(z)	The Company and its subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(aa)	None of the Company nor any of its subsidiaries nor, to the Company’s knowledge, their respective officers, directors, supervisors, managers, agents, or employees has violated in any material respect (i) any anti-bribery laws applicable to the Company and its subsidiaries, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, (ii) the sanctions program implemented and administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, including, without limitation, 31 CFR Parts 500-600, with respect to the Company or (iii) financial record keeping and reporting requirements relating to money laundering applicable to the Company and its subsidiaries, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the foregoing is pending or, to the knowledge of the Company, threatened;

(bb)	The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(cc)	The financial statements included or incorporated by reference into the Pricing Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules included in the financial statements present fairly the information required to be stated therein;

(dd)	Except as otherwise disclosed in each of the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries have paid all material federal, state and foreign taxes and filed all material federal, state and foreign tax returns required to be filed through the date hereof except where the failure to so pay or file would not have a Material Adverse Effect, and except as disclosed in the Pricing Disclosure Package and the Offering Circular, there is no material tax deficiency that has been asserted against the Company or any of its subsidiaries;

(ee)	No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect;

(ff)	Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) with respect to each “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained by the Company or any of its subsidiaries, the Company and its subsidiaries are in compliance with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and the terms of each plan, if and to the extent applicable; and (ii) none of the Company or its subsidiaries has incurred, or expects to incur, any liability (other than contributions made in accordance with the terms of applicable plans) under Title IV of ERISA with respect to any ongoing, frozen or terminated “pension plan” that is subject to Title IV of ERISA and is, or was, maintained by the Company, its subsidiaries or any other person or entity that, together with the Company and its subsidiaries, is treated as a single employer under Section 414 of the Code;

(gg)	No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company;

(hh)	Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(ii)	Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers and the offer, resale and delivery of the Securities by the Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Circular, to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act; and

(jj)	The Company is a “citizen of the United States” as such term is defined in Section 2 of the Shipping Act of 1916, as amended (46 U.S.C. Section 802), and has been for as long as it has owned or operated any vessels in the United States coastwise trade.
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.625% of the principal amount thereof, plus accrued interest, if any, from June 3, 2008 to the Time of Delivery (as defined below) hereunder, the principal amount of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase the Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Purchasers are entitled to purchase hereunder.
          The Company hereby grants to the Purchasers the right to purchase at their election up to $37,500,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may be exercised (but not more than once) by written notice from the Representatives to the Company, given within a period of 13 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.
     3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:
(a)	It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b)	It is an institutional “accredited investor” within the meaning of Rule 501(a) under the Act; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.
4.	(a)	The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer to the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on June 3, 2008 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Purchasers of the Purchasers’ election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, any time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery of Securities is herein called a “Time of Delivery”.
(b)	The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(j) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC (or its designated custodian), all at each Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Purchasers:

(a)	To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular prior to the last Time of

Delivery which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies of the Offering Circular in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of the completion of the resale of the Securities by the Purchasers or the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or appropriate during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 60 days after the date hereof, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to equity plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the Representatives’ prior written consent; provided, however, that the Company may make issuances, offers, sales, contracts to sell or other disposals of Stock in connection with an acquisition of a business or entity or a consolidation or merger with another entity, provided that either (i) the party acquiring such Stock agrees in writing to be bound by the provisions of this paragraph or (ii) the offering or issuance of such Stock is registered pursuant to a registration statement on Form S-4 and such issuance is not consummated within such 60-day period.

(e)	Not to be or become, at any time prior to the expiration of two years after the last Time of Delivery, an open-end investment company, unit investment trust,

closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act to the extent required by the Indenture;

(g)	If requested by you, to use its commercially reasonable efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h)	Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i)	During the period of one year after the last Time of Delivery, not to, and not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(j)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;

(k)	To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities;

(l)	To use its commercially reasonable efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the NASDAQ Global Select Market (“NASDAQ”);

(m)	Not to, and to cause its affiliates (as defined in Rule 501(b) of Regulation D) not to, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any Securities (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act; and

(n)	Not to, and to cause its affiliates or any other person acting on their behalf (other than the Purchasers, as to which no covenant is given) not to solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     6.
(a)	(i) The Company represents and agrees that, without the prior consent of each of the Representatives, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);
(ii) each Purchaser represents and agrees that, without the prior consent of the Company and each of the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and
(iii) any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and each of the Representatives is listed on Schedule II(b) hereto.
     7. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky Circular, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)	Andrews Kurth LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Each of Baker Botts L.L.P., counsel for the Company, and James W. Noe, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I and Annex II, respectively.;

(c)	On the date of the Offering Circular prior to the execution of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(d)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock (excluding grants of shares of restricted stock and options to employees or directors of the Company under plans existing on the date of the Preliminary Offering Circular and the issuance of shares upon exercise of outstanding stock options) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(e)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

(g)	The Securities shall have been designated for trading on PORTAL;

(h)	The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, for quotation on NASDAQ;

(i)	The Company shall have obtained and delivered to the Purchasers executed copies of a lock-up agreement in substantially the form attached hereto as Annex III from each of the executive officers and directors of the Company and from each of LR Holdings, LP, LR2 GP, L.P., LR2 GP, LLC and Kestrel Capital, L.P.; and

(j)	The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

9.	(a)	The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

	(b)	Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

	(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses, as determined by a court of competent jurisdiction) by such omission; and provided further that the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering

Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
10.	(a)	If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein . If within thirty six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)	If, after giving effect to any arrangements for the purchase of the Securities to be purchased at such Time of Delivery of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to an Optional Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell Optional Securities) shall thereupon terminate, without liability on the part of any non defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives on behalf of any Purchaser.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department; in care of Banc of America Securities LLC, 1 Bryant Park, New York, New York 10036, Attention: Equity Capital Markets Legal and in care of UBS Securities LLC, 299 Park Avenue, New York, New York 10171; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement.
     16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Page Follows]

Very truly yours,

Hercules Offshore, Inc.

By:	/s/ Stephen Butz

	Name:	Stephen Butz
	Title:	Vice President - Finance and Treasurer

Signature Page to Purchase Agreement

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Banc of America Securities LLC

By:	/s/ Thomas M. Morrison
Name: Thomas M. Morrison
Title: Managing Director

UBS Securities LLC

By:	/s/ Chris Bradshaw
Name: Chris Bradshaw
Title: Director

By:	/s/ Stephen Perich
Name: Stephen Perich
Title: Associate Director
On behalf of each of the Purchasers
Signature Page to Purchase Agreement

SCHEDULE I

Principal
Amount of
Securities
to be
Purchaser	Purchased
Goldman, Sachs & Co.	$86,840,000
Banc of America Securities LLC	$57,895,000

UBS Securities LLC	$57,895,000

Capital One Southcoast, Inc.	$14,474,000

Deutsche Bank Securities Inc.	$14,474,000

Comerica Securities, Inc.	$6,579,000

Fortis Securities LLC	$3,947,000

Natixis Bleichroeder Inc.	$2,632,000

Nordea Bank Denmark A/S	$2,632,000

Mizuho Securities USA Inc.	$2,632,000

Total	$250,000,000

Schedule I — Page 1

SCHEDULE II
(a)	Additional Documents Incorporated by Reference:

None
(b)	Approved Supplemental Disclosure Documents:

Investor road show slide presentation, available at www.netroadshow.com on May 28, 2008.
Schedule II — Page 1

SCHEDULE III
Final Pricing Term Sheet

Issuer:	Hercules Offshore, Inc. (NASDAQ: HERO) (the “Company”)

Issue:	3.375% Convertible Senior Notes due 2038 (the “Notes”)

Aggregate Original Principal Amount:	$250,000,000

Over-allotment Option:	$37,500,000

Offering Price:	100.0% of the original principal amount of the Notes, plus accrued interest, if any, from the Settlement Date

Interest; Accretion:	3.375% per annum, accruing from the Settlement Date through June 1, 2013; principal accretion at an annual yield to maturity of 3.375% per annum thereafter

Contingent Interest:	Beginning with the six-month interest period commencing on June 1, 2013, if the trading price of the Notes for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the accreted principal amount of the Notes, the Company will pay contingent interest of 0.40% of the average trading price over such five trading day period

Interest Payment Dates:	June 1 and December 1 of each year, beginning on December 1, 2008 and ending on June 1, 2013

Maturity:	June 1, 2038

NASDAQ Closing Price for Company’s Common Stock on May 28, 2008:	$33.95

Conversion Premium:	Approximately 47.5% over last reported NASDAQ closing price on May 28, 2008

Conversion Price:	Approximately $50.08 per share of common stock, subject to adjustment

Conversion Rate:	19.9695 shares of common stock per $1,000 in original principal amount of Notes, subject to adjustment

Optional Redemption:	Beginning June 6, 2013, the Company may redeem any or all of the outstanding Notes in cash at a redemption price equal to 100% of the accreted principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any
Schedule III — Page 1

Optional Put by the Holders:	Each holder of Notes will have the right to require the Company to repurchase in cash all or part of such holder’s Notes on June 1, 2013, June 1, 2018, June 1, 2023, June 1, 2028 and June 1, 2033 at a repurchase price equal to 100% of the accreted principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any

Fundamental Change Permits Holders to Require the Company to Repurchase the Notes:	Subject to certain exceptions, if a “fundamental change” occurs, each holder of the Notes will have the option to require the Company to repurchase, for cash, all or any portion of such holder’s Notes that is equal to $1,000 in original principal amount of the Notes or an integral multiple of $1,000 in original principal amount of the Notes, at a repurchase price of 100% of the accreted principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any

Ranking:	The Notes will be the Company’s general senior unsecured obligations, ranking equal in right of payment with all of its existing and future senior indebtedness, senior in right of payment to all of its future subordinated indebtedness, effectively subordinate in right of payment to all of the existing and future indebtedness and other liabilities of its subsidiaries and effectively subordinate to any of its existing and future secured indebtedness to the extent of the value of the collateral that secures it. The Company’s obligations under its senior secured credit agreement are secured by liens on a majority of the vessels owned by its domestic subsidiaries and one foreign subsidiary and substantially all of the other personal property owned by the Company, its domestic subsidiaries and one foreign subsidiary. Substantially all of the Company’s domestic subsidiaries and one foreign subsidiary guarantee the Company’s obligations under the senior secured credit agreement. As of March 31, 2008, as adjusted to give effect to the issuance of the Notes, the Company would have had an aggregate of $1,159.4 million of consolidated long-term debt (including current portion), all of which, other than the Notes, would have been secured or owed by the Company’s subsidiaries and therefore effectively senior to the Notes, with respect to the collateral securing the debt or the assets of the subsidiary obligor.

Use of Proceeds:	The Company estimates the net proceeds from the offering of the Notes will be approximately $243.1 million (approximately $279.7 million if the initial purchasers exercise their over-allotment option in full), after deducting the initial purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from this offering to repurchase, concurrently with this offering, approximately 1.45 million shares
Schedule III — Page 2

of its common stock, for a total cost of approximately $49.2 million, in privately negotiated transactions, to repay outstanding borrowings under its senior secured revolving credit facility and for other general corporate purposes.

Joint Bookrunners:	Goldman, Sachs & Co. Banc of America Securities LLC UBS Securities LLC

Trade Date:	May 28, 2008

Settlement Date:	June 3, 2008

Listing:	None

CUSIP:	427093 AA7

ISIN:	US427093AA76

Comparable Yield:	The Company has determined that the comparable yield for the Notes is 7.75%, compounded semi-annually.

Adjustment to Shares Delivered upon Conversion Upon a Make-Whole Fundamental Change:	The following table sets forth the adjustments to the conversion rate, expressed as a number of additional shares to be received per $1,000 in original principal amount of the Notes, in connection with a make-whole fundamental change (as defined in the Preliminary Offering Circular (as defined below)):

	June 3,	June 1,	June 1,	June 1,	June 1,	June 1,
Stock Price	2008	2009	2010	2011	2012	2013
$ 33.95	9.4855	9.4855	9.4855	9.4855	9.4855	9.4855
$ 35.00	8.9667	8.6019	8.6019	8.6019	8.6019	8.6019
$ 37.50	7.9060	7.4625	7.0903	6.7553	6.6971	6.6971
$ 40.00	7.0203	6.5525	6.1301	5.7040	5.2124	5.0305
$ 42.50	6.2746	5.7921	5.3348	4.8427	4.2177	3.5599
$ 45.00	5.6420	5.1522	4.6724	4.1349	3.4168	2.2527
$ 50.00	4.6366	4.1484	3.6506	3.0696	2.2632	0.0305
$ 55.00	3.8845	3.4116	2.9197	2.3375	1.5340	0.0000
$ 60.00	3.3093	2.8590	2.3866	1.8277	1.0776	0.0000
$ 70.00	2.5044	2.1076	1.6913	1.2088	0.6119	0.0000
$ 85.00	1.7839	1.4674	1.1373	0.7711	0.3665	0.0000
$115.00	1.0379	0.8832	0.6736	0.4540	0.2287	0.0000
$150.00	0.6905	0.5882	0.4523	0.3113	0.1624	0.0000
$200.00	0.4505	0.3798	0.2957	0.2070	0.1095	0.0000
$250.00	0.3145	0.2634	0.2066	0.1458	0.0777	0.0000
The exact stock prices and make-whole reference dates may not be set forth in the table above, in which case:
Schedule III — Page 3

•	If the stock price is between two stock price amounts in the table or the make-whole reference date is between two dates in the table, the number of additional shares by which the conversion rate for the Notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $250.00 per share, subject to adjustment, no adjustments will be made to the conversion rate.

•	If the stock price is less than $33.95 per share, subject to adjustment, no adjustments will be made to the conversion rate.
Notwithstanding the foregoing, in no event will the conversion rate exceed 29.4550 shares of common stock per $1,000 in original principal amount of Notes, subject to adjustments as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Company’s Preliminary Offering Circular for the offering of the Notes.

Accreted Principal for the Notes:	The following table sets forth the accreted principal amounts for the Notes per $1,000 original principal amount as of the specified dates during the period from June 1, 2013 through the maturity date of the Notes:

Accreted Principal
Date	Amount
June 1, 2013	$1,000.00
December 1, 2013	$1,016.88
June 1, 2014	$1,034.03
December 1, 2014	$1,051.48
June 1, 2015	$1,069.23
December 1, 2015	$1,087.27
June 1, 2016	$1,105.62
December 1, 2016	$1,124.28
June 1, 2017	$1,143.25
December 1, 2017	$1,162.54
June 1, 2018	$1,182.16
December 1, 2018	$1,202.11
June 1, 2019	$1,222.39
December 1, 2019	$1,243.02
June 1, 2020	$1,264.00
December 1, 2020	$1,285.33
June 1, 2021	$1,307.02
December 1, 2021	$1,329.07
June 1, 2022	$1,351.50
December 1, 2022	$1,374.31
Schedule III — Page 4

Accreted Principal
Date	Amount
June 1, 2023	$1,397.50
December 1, 2023	$1,421.08
June 1, 2024	$1,445.06
December 1, 2024	$1,469.45
June 1, 2025	$1,494.24
December 1, 2025	$1,519.46
June 1, 2026	$1,545.10
December 1, 2026	$1,571.17
June 1, 2027	$1,597.69
December 1, 2027	$1,624.65
June 1, 2028	$1,652.06
December 1, 2028	$1,679.94
June 1, 2029	$1,708.29
December 1, 2029	$1,737.12
June 1, 2030	$1,766.43
December 1, 2030	$1,796.24
June 1, 2031	$1,826.55
December 1, 2031	$1,857.38
June 1, 2032	$1,888.72
December 1, 2032	$1,920.59
June 1, 2033	$1,953.00
December 1, 2033	$1,985.96
June 1, 2034	$2,019.47
December 1, 2034	$2,053.55
June 1, 2035	$2,088.20
December 1, 2035	$2,123.44
June 1, 2036	$2,159.28
December 1, 2036	$2,195.71
June 1, 2037	$2,232.77
December 1, 2037	$2,270.44
June 1, 2038	$2,308.76
The accreted principal amount of a Note between the dates listed above will include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.

This communication is intended for the sole use of the person to whom it is provided by the sender.
Schedule III — Page 5

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may only be sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act or pursuant to another applicable exemption from registration.
This term sheet relates only to the Notes described herein and should be read together with the Company’s Preliminary Offering Circular dated May 27, 2008 (including the documents incorporated by reference therein) relating to the Notes (the “Preliminary Offering Circular”) before making a decision in connection with an investment in the Notes. The information in this term sheet supersedes the information in the Company’s Preliminary Offering Circular to the extent that it is inconsistent therewith. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.
Schedule III — Page 6